Exhibit 99.1
For Immediate Release

FIRST NBC AND STATE INVESTORS
ANNOUNCE EXTENSION OF MERGER AGREEMENT

NEW ORLEANS, LA (August 27, 2015) - First NBC Bank Holding Company (“First NBC”) (NASDAQ: FNBC), the holding company for First NBC Bank, and State Investors Bancorp, Inc. (“State Investors”) (NASDAQ: SIBC), the holding company for State-Investors Bank, jointly announced today the extension of their merger agreement through December 31, 2015.

The merger has been unanimously approved by the boards of directors of First NBC and State Investors, and approved by the requisite vote of shareholders of State Investors. The merger has also been approved by the Louisiana Office of Financial Institutions, First NBC Bank’s chartering authority. The transaction remains subject to the approvals of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation and the satisfaction of other closing conditions.

As a part of the extension, First NBC has agreed to pay additional consideration to the shareholders of State Investors in an amount equal to 5.0% per annum of the merger consideration, calculated on a daily basis, to reflect the additional time required to complete the merger subsequent to August 30, 2015, the original expiration date of the merger agreement.

About First NBC Bank Holding Company

First NBC, headquartered in New Orleans, Louisiana, offers a broad range of financial services through its wholly-owned banking subsidiary, First NBC Bank, a Louisiana state non-member bank. First NBC’s primary markets are the New Orleans metropolitan area, Mississippi Gulf Coast, and the Florida panhandle, which it serves from 35 full service banking offices located throughout its markets, along with a loan production office in Gulfport, Mississippi.

About State Investors Bancorp, Inc.

State Investors is the holding company for State-Investors Bank, which conducts business from four full service banking offices in the New Orleans metropolitan area. The common stock of State Investors trades on the Nasdaq Capital Market under the symbol "SIBC." At June 30, 2015, State Investors had total assets of $262.3 million, total deposits of $151.2 million, net loans receivable of $206.9 million and shareholders' equity of $42.5 million.

This news release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of First NBC or State Investors with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the companies - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to: the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in relevant markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

First NBC's and State Investor's Annual Reports on Form 10-K for the year ended December 31, 2014 and other reports filed with the Securities and Exchange Commission (“SEC”) describe some additional factors that could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made. Copies of the companies' reports filed with the SEC are available in the Investor Relations section of the companies' websites, www.firstnbcbank.com and www. stateinvestors.com.

Neither company undertakes to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

For further information contact:

First NBC Bank Holding Company Ashton J. Ryan, Jr. President and Chief Executive Officer (504) 671-3801 aryanjr@firstnbcbank.com	State Investors Bancorp, Inc. Anthony S. Sciortino President and Chief Executive Officer (504) 832-9400